Exhibit 99.1

FOR IMMEDIATE RELEASE

Syniverse Reports Fourth Quarter 2009 Results

Roaming, Messaging Volumes Drive Strong Performance

TAMPA, Fla. – Feb 11, 2010 – Syniverse Holdings, Inc. (NYSE:SVR), a leading provider of technology and business solutions for the global telecommunications industry, today reported results for fourth quarter 2009.

“Our recently acquired messaging business performed well above our expectations while our roaming business improved,” said Tony Holcombe, President and CEO. “Stronger volumes across these product sets enabled us to finish the year better than expected.”

Syniverse cited solid results for the quarter:

•	Total revenue for fourth quarter 2009 was $143.9 million, a 14.3% increase compared to fourth quarter 2008.

•	Net revenue, which excludes off-network database queries, was $143.1 million, a 14.5% increase compared to fourth quarter 2008.

•	Net income was $18.3 million or $0.27 per diluted share, 6.0% and 6.4% increases, respectively, compared to fourth quarter 2008.

•	Cash net income, a non-GAAP financial measure described below, was $31.6 million or $0.46 per diluted share, 18.0% and 16.9% increases respectively compared to fourth quarter 2008.

•	Adjusted EBITDA, a non-GAAP financial measure described below, was $62.3 million, a 12.5% increase compared to fourth quarter 2008.

•	Net cash provided by operating activities was $59.3 million in the fourth quarter 2009 compared to $54.1 million in the fourth quarter 2008.

•	Operating free cash flow, a non-GAAP financial measure described below, was $48.7 million in the fourth quarter 2009 compared to $42.6 million in the fourth quarter 2008.

David Hitchcock, Executive Vice President and CFO, said continued cost management helped Syniverse drive margins and earnings during the fourth quarter.

“Syniverse continued to post strong margins and cash flow in the last quarter of 2009,” Hitchcock said. “We delivered strong cash earnings through disciplined cost controls. Moreover, the BSG integration is nearly complete, and we have realized our expected synergies.”

Please refer to the information set forth below under the headings “Non-GAAP Measures” and “Reconciliation of Non-GAAP Measures to GAAP” for an explanation of non-GAAP financial measures as well as a reconciliation of such non-GAAP financial measures to GAAP financial measures.

Fourth quarter 2009 Service Line Revenue

Technology Interoperability Services

Technology interoperability services revenues were $97.7 million in the quarter, a 21.9% increase compared to fourth quarter 2008. Revenues were higher due primarily to revenues from the newly acquired messaging business offset by declines in other services due to the previously disclosed customer-specific events and weakness in the sales of ITHL products in Asia Pacific.

Network Services

Network services revenues were $30.1 million in the quarter, a 0.3% decrease compared to fourth quarter 2008, as declines in SS7 and related services were offset by growth in IP Networking and value added services.

Number Portability Services

Number portability services revenues were $8.1 million in the quarter, a 3.6% increase compared to fourth quarter 2008 due to increased porting volumes.

Call Processing Services

Call processing services revenues were $7.1 million in the quarter, a 9.3% increase compared to fourth quarter 2008 due to increases in signaling solutions for international roaming.

Enterprise Solutions

Enterprise solutions revenues were $0.2 million in fourth quarter 2009.

Off-Network Database Queries (Pass-Through)

Pass-through revenues for fourth quarter 2009 were $0.8 million.

Fourth quarter 2009 Business Highlights

•	Syniverse completed the acquisition of VeriSign’s mobile messaging business for approximately $175 million in cash, subject to working capital adjustments. The acquisition closed October 23.

•

Syniverse continues to win contracts globally as the company expands its customer base beyond traditional mobile operators to new entrants to the mobile space, including cable operators; Internet, VoIP and applications service providers; and enterprise verticals.

•	The company is completing its successful integration of BSG Wireless, with $11.9 million of annualized run-rate cost savings realized through December 31, 2009.

Outlook

Syniverse provides the following outlook for 2010 as set forth below:

Net Revenues	$590 – 620 million
Net Income	$70.5 – 82.5 million
Adjusted EBITDA	$239 – 259 million
Cash Net Income	$120 – 131 million
Operating Free Cash Flow	In excess of $110 million

Expected Adjusted EBITDA and cash net income have been adjusted to exclude the expected one-time costs in 2010 related to the integration of the messaging businesses. For periods beginning on Jan. 1, 2009, cash net income assumes a long-term effective tax rate of 37.5%; for periods through Dec. 31, 2008, the long-term effective tax rate assumption was 39%.

Non-GAAP Measures

Syniverse’s cash net income is determined by first calculating adjusted net income. Adjusted net income is calculated by (i) adding the following items to net income: provision for income taxes, restructuring, non-cash stock compensation, BSG Wireless transition expenses, messaging acquisition and transition

Syniverse Technologies 4Q 2009 Results – 2

Syniverse Technologies 4Q 2009 Results – 3

expenses, and purchase accounting amortization; (ii) adjusting the resulting pre-tax sum for a provision for income taxes at an assumed long-term tax rate of 37.5% (39% for all periods through Dec. 31, 2008), which excludes the effect of our net operating losses; and (iii) adding to that sum the cash benefit of our tax-deductible goodwill. The cash benefit is a result of the differing treatments of approximately $436 million of goodwill on our balance sheet, which primarily is the result of acquisitions that we made from Verizon in February 2002, IOS North America in September 2004 and VeriSign’s mobile messaging business in October 2009. Specifically, while this goodwill is not amortized for GAAP purposes, the amortization of goodwill is, nonetheless, deductible in calculating our taxable income and, hence, reduces actual cash tax liabilities.

Syniverse’s Adjusted EBITDA is determined by adding the following items to net income: interest expense, net, provision for income taxes, depreciation and amortization, restructuring, non-cash stock compensation, BSG Wireless transition expenses, and messaging acquisition and transition expenses.

Syniverse’s operating free cash flow is determined by subtracting capital expenditures from, and adding change in working capital due to payment of BSG pre-acquisition contractual obligation, to net cash provided by operating activities.

A reconciliation of adjusted net income, cash net income and Adjusted EBITDA to net income, the closest GAAP financial measure, is presented in the financial tables below under the heading “Reconciliation of Non-GAAP Measures to GAAP.” A reconciliation of operating free cash flow to net cash provided by operating activities, the closest GAAP measure, is presented in the financial tables below under the heading “Reconciliation of Non-GAAP Measures to GAAP.”

We present adjusted net income, cash net income and related per-share amounts because we believe they provide useful information regarding our operating results in addition to our GAAP measures. We believe that adjusted net income provides our investors with valuable insight into our profitability exclusive of certain adjustments. In addition, cash net income provides further insight into the cash impact resulting from the different treatments of goodwill for financial reporting and tax purposes. We rely on adjusted net income and cash net income as primary measures of Syniverse’s earnings exclusive of these certain and other non-cash charges.

We present Adjusted EBITDA and operating free cash flow because we believe that Adjusted EBITDA and operating free cash flow provide useful information regarding our continuing operating results. We rely on Adjusted EBITDA and operating free cash flow as primary measures to review and assess the operating performance of our management team in connection with our executive compensation and bonus plans. We also review Adjusted EBITDA and operating free cash flow to compare our current operating results with corresponding periods and with the operating results of other companies in our industry. In addition, we utilize Adjusted EBITDA and operating free cash flow as an assessment of our overall liquidity and our ability to meet our debt service obligations.

We believe that the disclosure of Adjusted EBITDA, operating free cash flow, adjusted net income and cash net income is useful to investors as these non-GAAP measures form the basis of how our management team reviews and considers our operating results. By disclosing these non-GAAP measures, we believe that we create for investors a greater understanding of, and an enhanced level of transparency into, the means by which our management team operates our company. We also believe these measures can assist investors in comparing our performance to that of other companies on a consistent basis without regard to certain items that do not directly affect our ongoing operating performance or cash flows.

Adjusted EBITDA, operating free cash flow, adjusted net income and cash net income have limitations as analytical tools, and you should not rely upon them or consider them in isolation or as a substitute for GAAP measures, such as net income, cash flows from operating activities and other consolidated income

Syniverse Technologies 4Q 2009 Results – 4

or other cash flows statement data prepared in accordance with GAAP. In addition, these non-GAAP measures may not be comparable to other similarly titled measures of other companies. Because of these limitations, Adjusted EBITDA and operating free cash flow should not be considered as measures of discretionary cash available to us to invest in the growth of our business. Adjusted net income and cash net income also should not be considered as a replacement for, or a measure that should be used or analyzed in lieu of, net income. We attempt to compensate for these limitations by relying primarily upon our GAAP results and using Adjusted EBITDA, operating free cash flow, adjusted net income and cash net income as supplemental information only.

Fourth quarter 2009 Earnings Call

Syniverse will host a conference call at 4:30 p.m. ET to discuss the results. To participate on this call, U.S. callers may dial toll free 1-800-261-3417; international callers may dial direct +1 (617) 614-3673. The passcode for this call is 75090394. This event also will be webcast live over the Internet in listen-only mode at http://www.syniverse.com/investorevents.

A replay of this call will be available beginning at approximately 7:30 p.m. ET on Feb. 11 and will remain available through Feb. 25 at 11:59 p.m. ET. To access the replay, U.S. callers may dial toll free 1-888-286-8010; international callers may dial direct +1 (617) 801-6888. The replay passcode is 98263593.

About Syniverse

Syniverse Technologies (NYSE:SVR) provides mobile technology for the global telecommunications industry, making it possible for disparate data, messaging and voice technologies to interoperate anywhere, any time. Serving more than 800 communications companies in over 160 countries, Syniverse offers market-leading solutions that simplify the complexities of roaming, messaging, network interoperability and business intelligence for mobile operators, MSOs, enterprise verticals and emerging mobile providers. For more information, visit www.syniverse.com.

Cautionary Notice Regarding Forward-Looking Statements

Certain of the statements in this press release may constitute “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Syniverse to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Such forward-looking statements include, without limitation: statements regarding Syniverse’s position for long-term success; Syniverse’s ability to continue to manage its costs; Syniverse’s expectations of growth of its product portfolio and competitive position; Syniverse’s ability to continue to report positive results in future periods and/or to continue to experience global growth; Syniverse’s ability to successfully integrate its acquired businesses and realize expected synergies; Syniverse’s belief of the value of Non-GAAP measures to its investors; Syniverse’s assumptions regarding its long-term effective tax rate; and Syniverse’s guidance for 2010, as contained under the caption “Outlook,” including, without limitation, expected net revenues, net income, Adjusted EBITDA, cash net income and operating free cash flow for 2010, as well as the assumptions, estimates, and judgments applied in creating such guidance.

These forward-looking statements are based upon information presently available to the Company’s management and are inherently subjective, uncertain and subject to change, due to any number of risks and uncertainties, including, without limitation, those other risks and factors discussed in Syniverse’s Annual Report on Form 10-K for the year ended Dec. 31, 2008 and Quarterly Reports for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and otherwise in Syniverse’s reports and filings that it makes with the Securities and Exchange Commission.

Syniverse Technologies 4Q 2009 Results – 5

You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date that they are made. Syniverse has no obligation and does not undertake to publicly update, revise or correct any of the forward-looking statements after the date of this Press Release, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events, or otherwise, except as otherwise may be required by law.

# # #

For more information:

Jim Huseby

Syniverse Investor Relations

+1 813.637.5000

Diane Rose

Syniverse Corporate Communications

+1 813.637.5077

diane.rose@syniverse.com

Syniverse Holdings, Inc.

Condensed Consolidated Statements of Income (unaudited)

and Other Supplemental Information

(In thousands except per share information)

	Three Months Ended		Year Ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Technology Interoperability Services	$97,675	$80,108	$293,782	$317,685
Network Services	30,066	30,147	122,804	122,529
Number Portability Services	8,112	7,829	31,654	29,291
Call Processing Services	7,075	6,472	28,126	29,720
Enterprise Solutions	193	444	1,322	2,387

Revenues excluding Off-Network Database Queries	143,121	125,000	477,688	501,612
Off-Network Database Queries	806	923	5,303	4,744

Total Revenues	143,927	125,923	482,991	506,356
Cost of operations	50,762	42,536	172,950	165,236

Gross Margin	93,165	83,387	310,041	341,120
Gross Margin %	64.7%	66.2%	64.2%	67.4%
Gross Margin % before Off-Network
Database Queries	65.1%	66.7%	64.9%	68.0%
Sales and marketing	12,477	11,524	38,789	45,549
General and administrative	24,513	21,447	74,502	79,241
Depreciation and amortization	18,191	14,111	60,397	55,344
Restructuring	2,583	—	2,583	(29)

Operating income	35,401	36,305	133,770	161,015

Other expense, net
Interest expense, net	(6,931)	(8,451)	(28,567)	(35,352)
Other, net	(155)	(23)	939	(402)

	(7,086)	(8,474)	(27,628)	(35,754)

Income before provision for income taxes	28,315	27,831	106,142	125,261
Provision for income taxes	10,026	10,579	37,771	46,797

Net income	18,289	17,252	68,371	78,464
Less: Net loss attributable to noncontrolling interest	(365)	—	(590)	—

Net income attributable to Syniverse Holdings, Inc.	$18,654	$17,252	$68,961	$78,464

Net income per share
Basic	$0.27	$0.25	$1.00	$1.15
Diluted	$0.27	$0.25	$1.00	$1.15
Shares used in calculation
Basic	68,227	67,814	68,031	67,675
Diluted	68,443	67,817	68,153	67,731

Other Supplemental Information:

Revenue by region (1) (unaudited):	Three Months Ended		Year Ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
North America (U.S. and Canada)	$109,911	$89,947	$351,378	$361,438
Asia Pacific	11,075	14,015	39,392	46,445
Caribbean and Latin America (includes Mexico)	8,768	7,253	32,817	30,666
Europe, Middle East and Africa	13,367	13,785	54,101	63,063

Subtotal non- North American Revenue	33,210	35,053	126,310	140,174

Revenues excluding Off-Network Database Queries	143,121	125,000	477,688	501,612
Off-Network Database Queries	806	923	5,303	4,744

Total Revenues	$143,927	$125,923	$482,991	$506,356

(1)	Based on “bill to” location on invoice.

Syniverse Holdings, Inc.

Reconciliation of Non GAAP Measures to GAAP (unaudited)

(In thousands except per share information)

	Three Months Ended		Year Ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Reconciliation to adjusted EBITDA
Net income	$18,289	$17,252	$68,371	$78,464
Interest expense, net	6,931	8,451	28,567	35,352
Provision for income taxes	10,026	10,579	37,771	46,797
Depreciation and amortization	18,191	14,111	60,397	55,344
Restructuring	2,583	—	2,583	(29)
Non-cash stock compensation	2,651	1,467	7,939	5,205
BSG Wireless transition expenses	683	3,482	6,819	13,159
Messaging acquisition and transition expenses	2,910	—	4,666	—

Adjusted EBITDA	$62,264	$55,342	$217,113	$234,292

	Three Months Ended		Year Ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Reconciliation to adjusted net income and cash net income
Net income	$18,289	$17,252	$68,371	$78,464
Add provision for income taxes	10,026	10,579	37,771	46,797

Income before provision for income taxes	28,315	27,831	106,142	125,261

Restructuring	2,583	—	2,583	(29)
Non-cash stock compensation	2,651	1,467	7,939	5,205
BSG Wireless transition expenses	683	3,482	6,819	13,159
Messaging acquisition and transition expenses	2,910	—	4,666	—
Purchase accounting amortization	9,041	7,293	29,769	28,650

Adjusted income before provision for income taxes	46,183	40,073	157,918	172,246

Less assumed provision for income taxes at 37.5% for 2009 and 39% for 2008	(17,319)	(15,628)	(59,219)	(67,176)

Adjusted net income	28,864	24,445	98,699	105,070

Add cash savings of tax deductible goodwill(1)	2,689	2,301	9,592	9,204

Cash net income	$31,553	$26,746	$108,291	$114,274

Adjusted net income per share	$0.42	$0.36	$1.45	$1.55
Cash net income per share	$0.46	$0.39	$1.59	$1.69
Diluted shares outstanding	68,443	67,817	68,153	67,731

(1)	Represents the cash benefit realized currently as a result of the tax deductibility of goodwill amortization.

	Three Months Ended		Year Ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Reconciliation to operating free cash flow
Net cash provided by operating activities	$59,297	$54,056	$142,373	$163,972
Capital expenditures	(10,627)	(11,413)	(37,654)	(40,819)
Change in working capital due to payment of BSG pre-acquisition contractual obligation	—	—	—	5,440

Operating Free Cash Flow	$48,670	$42,643	$104,719	$128,593

Supplemental cash flow information:
Cash interest paid	$3,429	$5,036	$26,790	$36,054
Cash income taxes paid	5,738	2,051	29,182	11,110

Syniverse Holdings, Inc.

Consolidated Balance Sheets

(In thousands except per share information)

	Year Ended
	December 31, 2009	December 31, 2008
ASSETS

Current assets:
Cash	$91,934	$165,605
Accounts receivable, net of allowances of $7,290 and $2,347, respectively	126,127	88,782
Prepaid and other current assets	34,622	20,971

Total current assets	252,683	275,358

Property and equipment, net	64,315	50,251
Capitalized software, net	75,249	60,184
Deferred costs, net	7,388	7,288
Goodwill	685,710	596,662
Identifiable intangibles, net	234,938	208,518
Other assets	3,250	1,573

Total assets	$1,323,533	$1,199,834

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$15,785	$7,311
Accrued payroll and related benefits	9,832	20,111
Accrued interest	5,150	5,160
Accrued income taxes	1,468	9,891
Deferred revenues	6,197	4,260
Other accrued liabilities	40,886	28,975
Current portion of Term Note B	3,452	3,431

Total current liabilities	82,770	79,139

Long-term liabilities:
Deferred tax liabilities	98,368	65,546
7 3/4% senior subordinated notes due 2013	175,000	175,000
Term Note B, less current maturities	334,012	335,382
Other long-term liabilities	9,534	8,925

Total liabilities	699,684	663,992

Stockholders’ equity:
Preferred stock, $0.001 par value; 300,000 shares authorized; no shares issued	—	—
Common stock, $0.001 par value; 100,300,000 shares authorized; 69,574,505 shares issued and 69,382,507 shares outstanding and 68,847,632 shares issued and 68,455,634 shares outstanding at December 31, 2009 and December 31, 2008, respectively	69	68
Additional paid-in capital	483,227	471,524
Retained earnings	152,276	83,315
Accumulated other comprehensive loss	(12,204)	(19,035)
Common stock held in treasury, at cost; 191,998 and 391,998 at December 31, 2009 and December 31, 2008, respectively	(15)	(30)

Total Syniverse Holdings Inc. stockholders’ equity	623,353	535,842
Noncontrolling interest	496	—

Total equity	623,849	535,842

Total liabilities and stockholders’ equity	$1,323,533	$1,199,834

Syniverse Holdings, Inc

Consolidated Statement of Cash Flows

(In thousands except per share information)

	Year Ended
	December 31, 2009	December 31, 2008	December 31, 2007
Cash flows from operating activities
Net income	$68,371	$78,464	$52,419
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization including amortization of deferred debt issuance costs	62,125	57,115	44,104
Provision for (recovery of) uncollectible accounts	644	24	(169)
Deferred income tax expense	27,446	25,751	26,127
Stock-based compensation	7,939	5,205	3,564
Other, net	82	3,198	1,075
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(7,205)	(10,999)	211
Other current assets	(11,509)	(1,317)	(733)
Accounts payable	(9,917)	10,499	2,469
Other current liabilities	4,027	(3,875)	(9,126)
Other assets and liabilities	370	(93)	1,321

Net cash provided by operating activities	142,373	163,972	121,262

Cash flows from investing activities
Capital expenditures	(37,654)	(40,819)	(27,665)
Acquisition of VM3	(174,503)	—	—
Acquisition of WSI, net of acquired cash	(3,099)	—	—
Acquisition of BSG Wireless, net of acquired cash	—	(823)	(273,553)
Acquisition of ITHL, net of acquired cash	—	—	(735)

Net cash used in investing activities	(215,256)	(41,642)	(301,953)

Cash flows from financing activities
Debt issuance costs paid	—	—	(7,180)
Borrowings under Term Note B	—	—	290,000
Principal payments on senior credit facility	(3,444)	(3,510)	(81,566)
Issuances of stock under employee stock purchase plan	932	823	730
Issuances of stock for stock options exercised	2,662	1,987	670
Minimum tax withholding on restricted stock awards	(498)	(681)	(378)
Excess tax benefit from stock-based compensation	684	479	—
Purchase of treasury stock	—	(1)	(1)
Capital contribution from noncontrolling interest in a joint venture	981	—	—

Net cash provided by (used in) financing activities	1,317	(903)	202,275

Effect of exchange rate changes on cash	(2,105)	(4,908)	798

Net (decrease) increase in cash	(73,671)	116,519	22,382
Cash at beginning of period	165,605	49,086	26,704

Cash at end of period	$91,934	$165,605	$49,086

Supplemental cash flow information
Interest paid	$26,790	$36,054	$24,477
Income taxes paid	29,182	11,110	6,042

Syniverse Holdings, Inc.

Reconciliation of Non GAAP Measures to GAAP (unaudited)

(In millions)

	2010E Low	2010E High
Reconciliation to adjusted EBITDA
Net income	$70.5	$82.5
Interest expense, net	27.0	27.0
Provision for income taxes	47.0	55.0
Depreciation and amortization	76.5	76.5
Non-cash stock compensation	13.0	13.0
Messaging transition expenses	5.0	5.0

Adjusted EBITDA	$239.0	$259.0

Reconciliation to adjusted net income and cash net income
Net income	$70.5	$82.5
Add provision for income taxes	47.0	55.0

Income before provision for income taxes	117.5	137.5

Adjustments to income before provision for income taxes

Purchase accounting amortizations	37.0	37.0
Non-cash stock compensation	13.0	13.0
Messaging transition expenses	5.0	5.0

Adjusted income before provision for income taxes	55.0	55.0

Less assumed provision for income taxes	(63.6)	(72.6)

Adjusted net income	108.9	119.9

Add cash savings of tax deductible goodwill(1)	11.1	11.1

Cash net income	$120.0	$131.0

(1)	Represents the cash benefit realized currently as a result of the tax deductibility of goodwill amortization.